UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 8, 2016

Echo Therapeutics, Inc.
 (Exact name of Company as specified in its charter)

Delaware	001-35218	41-1649949
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 Wood Avenue South., Suite 302 Iselin, NJ	08830
(Address of principal executive offices)	(Zip Code)

Company’s telephone number, including area code: be (732) 201-4189

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On July 8, 2016, Echo Therapeutics, Inc. (the “Company”) received notification from the Nasdaq Stock Market (“NASDAQ”) that the NASDAQ Hearing Panel has determined to delist the shares of the Company’s common stock from the NASDAQ Capital Market and that trading in the Company’s common stock will be suspended effective at the open of business of July 12, 2016. The Company’s shares are being delisted due to the Company’s failure to meet the minimum $2.5 million stockholders’ equity requirement set forth in NASDAQ Listing Rule 5550(b)(1) on or before July 5, 2016.  NASDAQ further indicated that it will complete the delisting action by filing a Form 25 Notification of Delisting with the Securities and Exchange Commission.

The Company expects that, effective as of July 12, 2016, its common stock will trade on the OTCQB® Venture Market, operated by OTC Markets Group Inc., under its current trading symbol “ECTE.” This transition to OTCQB will not affect the Company’s business operations. The Company will continue to file periodic and other required reports with the Securities and Exchange Commission under applicable federal securities laws.

SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECHO THERAPEUTICS, INC.
Dated: July 8, 2016	By:	/s/ Alan W. Schoenbart
Alan W. Schoenbart
Chief Financial Officer